Exhibit 99.1

Critical Event Management (CEM) Provider Everbridge to Acquire xMatters

•	xMatters combines with Everbridge CEM to power the next generation of enterprise-wide digital/physical Fusion Centers via a single pane of glass

•

Combination will accelerate digital transformation across IT Service Operations, Cybersecurity and DevOps incident response management, thereby reducing costs, protecting revenue and reputation for businesses

BURLINGTON, Mass. – April 6, 2021 – Everbridge, Inc. (NASDAQ: EVBG) and xMatters today announced that the two companies have signed a definitive agreement for Everbridge to acquire xMatters for a purchase price of approximately $240 million in cash and stock, pending regulatory review and other customary closing conditions.

The acquisition of xMatters represents another significant step in Everbridge’s commitment to better serve customers and create increased shareholder value.

The combination of the two companies’ technologies and teams creates a powerful IT Alerting and Incident Management offering, providing security and IT professionals with seamless orchestration, business processes and automated tools to reduce mean time to restore (MTTR), remediate breaches and restore services rapidly. For today’s digital/physical Fusion Centers, Everbridge and xMatters will together provide an expanded set of features to proactively discover IT issues quickly, assemble responders, apply remediation code, manage patches and drive continuous improvement with analytics – significantly increasing customer satisfaction.

“In an increasingly virtual world – facing dramatically more remote employees, the rapid expansion in inter-connected devices and systems through Internet of Things (IoT), and rising instances of damaging cyberattacks – IT organizations for large enterprises and governments are under pressure like never before to accelerate their digital transformation while providing solutions for IT resiliency and uptime,” said David Meredith, CEO of Everbridge. “Everbridge provides the leading CEM platform for enabling an enterprise-wide, common operating environment for organizations to manage all digital and physical incidents across a single pane of glass. The addition of xMatters enhances our CEM for Digital offering within our broader, integrated solution suite, increasing the ROI for our CEM customers related to use cases for IT Service Operations, Cybersecurity and DevOps incident response.”

“By combining our innovative technology and team with Everbridge, we expect our customers and partners will collectively benefit from the most innovative capabilities to transform how they ensure great customer experiences while ensuring digital service resilience,” said Troy McAlpin, CEO at xMatters. “Together, we are positioned to address the emerging market opportunities for the development of advanced, digital customer and employee services.”

Continued Meredith, “The Everbridge and xMatters teams create a natural and strong cultural fit, combining our extensive and shared industry recognition for technology and innovation, customer success, and focus on creating top places to work.”

Founded in 2000, xMatters is a privately-held company headquartered in San Ramon, California with a major R&D office in Vancouver, British Columbia, and offices worldwide.

Under the terms of the agreement, Everbridge will acquire all of the outstanding equity of xMatters for approximately two-thirds cash and one-third stock. The Company expects the transaction to close by the end of the second quarter, subject to Hart-Scott-Rodino regulatory review and other customary closing conditions. Everbridge anticipates the partial year contribution to 2021 revenue will be approximately $9-11 million, after considering the material impact of purchase accounting and the associated deferred revenue haircut. Everbridge expects that the xMatters acquisition will have minimal impact to the company’s adjusted EBITDA in 2021 and will become accretive to the company’s adjusted EBITDA in 2022. The company will provide an update to its full-year guidance on its next earnings call.

William Blair & Company acted as the exclusive financial advisor to xMatters in connection with the transaction.

About xMatters

xMatters is a service reliability platform that helps DevOps, Site Reliability Engineers (SREs), and operations teams rapidly deliver products at scale by automating workflows and ensuring infrastructure and applications are always working. The xMatters code-free workflow builder, adaptive approach to incident management, and real-time performance analytics all support a single goal: deliver customer happiness. Over 2.7 million users trust xMatters daily at successful startups and global giants including athenahealth, BMC Software, Box, Credit Suisse, Danske Bank, Experian, NVIDIA, ViaSat and Vodafone. xMatters is headquartered in San Ramon, California and has offices worldwide. For more information, please visit www.xMatters.com.

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Businesses Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 5,600 global customers rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication modalities, and track progress on executing response plans. According to data compiled by global investment firm Battery Ventures and employee feedback shared on Glassdoor, Everbridge became the third highest-rated public cloud computing company to work for during COVID-19. In addition, Everbridge ranked top 50 in the largest company category by Comparably for Best Company Culture and received certification as a 2020 Great Place to Work® by the Global Authority on Workplace Culture. Everbridge serves 8 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, 47 of the 50 busiest North American airports, 9 of the 10 largest global consulting firms, 8 of the 10 largest global automakers, 9 of the 10 largest U.S.-based health care providers, and 7 of the 10 largest technology companies in the world. Everbridge is based in Boston with additional offices in 20 cities around the globe. For more information visit www.everbridge.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the contemplated closing of, and anticipated benefits from, the acquisition of xMatters, the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and anticipated impact on financial results. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” /“potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully close the acquisition of xMatters and integrate xMatters’ people, technology, and business, as well as other businesses and assets that we may acquire; the financial impact from the acquisition of xMatters, including impact on our revenue and adjusted EBITDA in 2021 and in future years; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application, our CEM for Digital solution, and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Everbridge Contacts:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Joshua Young

Investor Relations

joshua.young@everbridge.com

781-236-3695